Stockholders Should Carefully Read this Information Statement and the Accompanying Materials in their Entirety


                      INFORMATION STATEMENT
                REGARDING THE PROPOSED INCREASE OF
                      AUTHORIZED COMMON STOCK
                        OF THE COMPANY FROM
              5,000,000 SHARES TO 100,000,000 SHARES
                       BY TELEOPTICS, INC.


This Information Statement and the accompanying materials are being provided by Tele-Optics, Inc. (the "Company") to the Company's stockholders in connection with an increase of authorized Common Stock of the Company from 5,000,000 shares to 100,000,000 shares approved by the Company's Board of Directors on October 12, 1999. This Information Statement and such accompanying materials were first sent or given to stockholders on or about November 8, 1999 to stockholders of record as of October 13, 1999. As of October 12, 1999, there were 4,740,000 shares of Common Stock issued and outstanding held by approximately 251 stockholders of record. The Company expects that the increase in its authorized Common Stock will be effective on or about November 15, 1999 (the "Effective Date").

The Company will bear all the costs of the preparation and dissemination of this Information Statement and the accompanying materials, which are estimated to be approximately $5,000. No consideration has or will be paid to any officer, director, or employee of the company in connection with the increase in authorized Common Stock or the preparation and dissemination of this Information Statement or otherwise in connection with the increase in authorized Common Stock.

Correspondence with respect to the increase in authorized Common
Stock should be addressed to the Secretary of the Company at the Company's principal executive office at: 21218 St. Andrews
Boulevard, Suite 642, Boca Raton, Florida 33433.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY

PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW, DISSENTING
STOCKHOLDERS WILL NOT HAVE APPRAISAL RIGHTS IF THE INCREASE IN
AUTHORIZED COMMON STOCK IS EFFECTED. See Increase in Authorized
Common Stock - Lack of Appraisal Rights.

                        TABLE OF CONTENTS


                                                       Page

INFORMATION STATEMENT................................    1

     The Company.....................................    1

     The Increase in Authorized Common Stock.........    4

     Reasons for the Increase in Authorized
     Common Stock....................................    4

     Further Stockholder Approval Not Required.......    4

     No Exchange of Stock Certificates...............    5

     Postponement or Abandonment.....................    5

     Effective Time..................................    5

     Lack of Income Tax Consequences.................    5

EFFECTS OF INCREASE IN AUTHORIZED
     COMMON STOCK ON THE COMPANY.....................    6

     Changes in Authorized Capital Stock; Terms of
       Common Stock Unchanged........................    6

     No Changes in Proportionate Stock Ownership and
       Share Values..................................    6

     Possible Extraordinary Transactions.............    6

THE COMPANY - BACKGROUND.............................    6

     Market For Company's Common Equity And
        Related Stockholder Matters..................    6

     Financial Condition.............................    8

     Liquidity.......................................    8

     Capital Resources...............................    9

     Results of Operations...........................    9

     Going Concern Uncertainty.......................    9

     Absence of Firm Offers for Acquisition
     Transactions....................................    9

COMMON STOCK OWNERSHIP OF MAJORITY
   SHAREHOLDERS AND MANAGEMENT.......................    10

     Certain Relationships and Related Transactions..    11

FINANCIAL INFORMATION................................    13

OTHER INFORMATION;
    DOCUMENTS INCORPORATED BY REFERENCE..............    13




THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE
ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                      INFORMATION STATEMENT

Stockholders are urged to read this Information Statement and its exhibits in their entirety.

The Company

Tele-Optics, Inc. (the "Company" or the "Registrant") was incorporated in December 1986 for the purpose of acquiring all of the common stock of Lenzar Optics, Inc. ("Lenzar"). Lenzar was then engaged in development, manufacture and marketing of a variety of optical, electronic and electro-optical products for use in the medical and defense industries. In September, 1991, the Company sold all assets related to Lenzar's operations to a third party. Following that sale, the Company had no active business operations and intended to liquidate its assets. In December 1991, the Company entered into an agreement to acquire all of the issued and outstanding common stock of Fantasia Home, Inc. ("Fantasia") (the "Fantasia Agreement"). In May 1992, however, the Company rescinded the Fantasia Agreement and canceled all shares of its common stock issued in connection with the Fantasia Agreement. Since rescission of the Fantasia Agreement, the Company has investigated the possibility of acquiring a potential business opportunity. The Company however did not possess the capital necessary to successfully pursue any such acquisition. In addition, since 1991, the Company lacked the capital necessary to prepare and file with the Securities and Exchange Commission (the "Commission") all reports which the Company was required to file under the Securities Exchange Act of 1934, as amended (the " 1934 Act"). The Company has had virtually no active business operations since late 1991.

On November 21, 1997, (the "Closing Date"), new investors, including the Company's current management (the "Buyers"), completed the purchase of an aggregate of 3,100,000 shares of the Company's Common Stock (the "Purchased Shares"), representing approximately sixty-two (62%) percent of the Company's issued and outstanding Common Stock as of the Closing Date. The Purchased Shares were acquired from authorized but previously unissued shares of the Company's Common Stock. As part of the aggregate purchase price for the Purchased Shares, the Buyers agreed to pay certain obligations of the Company, including certain past due and current accounting and legal fees, stock transfer agent fees, franchise taxes, state and federal taxes, and other expenses incurred or to be incurred in connection with bringing the Company current with respect to reporting obligations under the 1934 Act. As a result, the Company has filed certain disclosure documents with the Commission, including Annual Reports on Form 10-KSB for the years ended December 31, 1991, 1992, 1993, 1994, 1995, 1996, 1997 and
1998, and Quarterly Reports on Form 10-QSB for the three month periods ended March 31, June 30, and September 30, 1992, 1993, 1994, 1995, 1996, 1997 and 1998. Simultaneously with the acquisition of the Purchased Shares, an additional 300,000 shares of the Company's Common stock was acquired by a member of the law firm which represented the Company in connection with the transaction. See "Financial Statements".

Management has determined that the Company's business plan is primarily to seek one or more potential businesses which may, in the opinion of management, warrant the Company's involvement. The Company recognizes that as a result of its limited financial, managerial or other resources, the number of suitable potential businesses which may be available to it will be extremely limited. In seeking to attain its business objective, the Company will not restrict its search to any particular industry. Rather, the Company may investigate businesses of essentially any kind or nature, including but not limited to, finance, high technology, manufacturing, service, sports, research and development, communications, insurance, brokerage, transportation and others. Notwithstanding the foregoing, management does not intend to become involved with a company which is an "investment company" under the Investment Company Act of 1940, or with a company which may be deemed an "investment advisor" under the Investment Advisors Act of 1940. Nor does the Company intend to become an investment company or an investment advisor. Management's discretion is otherwise unrestricted and it may participate in any business whatsoever which may in the opinion of management, meet the business objectives discussed herein. It is emphasized that the business objectives discussed herein are extremely general and are not intended to be restrictive upon the discretion of management. As of the date of this report, the Company has not chosen the particular area of business in which its proposes to engage and has not conducted any market studies with respect to any business or industry, although management of the Company has had preliminary discussions with a variety of enterprises.

The Company will not restrict its search to any specific industry (except as set forth above), but may acquire an entity or position in a company which is (i) in its preliminary or development state; or (ii) is a going concern. At this time, it is impossible to determine the needs of the business in which the Company may seek to participate, and whether such business may require additional capital, management, or may be seeking other advantages which the Company may offer. In other instances, possible business endeavors may involve the acquisition of or a merger with a company which does not need additional equity, but seeks to establish a public trading market for its securities.

Businesses which seek the Company's participation in their operations may desire to do so to avoid what such businesses deem to be adverse factors related to undertaking a public offering. Such factors include substantial time requirements and legal costs, along with other conditions or requirements imposed by Federal and state securities laws.

The analysis of potential business endeavors will be undertaken by or under the supervision of the Company's management. Management is comprised of individuals of varying business experiences, and management will rely on their own business judgment in formulating decisions as to the types of businesses which the Company may acquire or in which the Company may participate. It is quite possible that management will not have any business experience or expertise in the type of businesses engaged in by a company which may be investigated by the Company.

In analyzing prospective businesses, management anticipates considering such factors as available technical, financial and managerial resources; working capital and other financial requirements; such businesses' history of operations, if any, and prospects for the future; the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research and development; risk factors; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of such businesses, products, services, trade or service marks; its name identification; and other relevant factors.

While it is anticipated that these factors will be considered, to a large extent a decision to participate in a specific business will be difficult, if not impossible, to analyze through the application of objective criteria. In many instances, the achievements of a specific business to date may not necessarily be indicative of its potential for the future because of various changing requirements in the marketplace, such as the ability to substantially shift marketing approaches, expand significantly or change product emphasis, change or substantially alter management, or other factors. On the other hand, the management of such companies may not have proven their abilities or effectiveness, or established the viability of the market, or the products or services which they propose to market. As such, the profitability of such a business may be unpredictable and might therefore subject the Company and its assets to substantial risks.

It is anticipated that any number of prospective businesses will be available to the Company from various sources, including its management, its professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. In some instances, the Company may publish notices or advertisements in financial or trade publications seeking potential business acquisitions. In certain circumstances, the Company may agree, in connection with an acquisition, to pay a finder's fee or other compensation to an investment banking firm or other person (who may or may not be affiliated with the Company) who submits to the Company a business in which the Company participates.

It is anticipated that locating and investigating specific proposals will take a substantial period of time, although the time such process will take can by no means be assured. Further, even after a business is located, the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments may require substantial additional time, effort and attention on the part of management, as well as substantial costs for attorneys, accountants and others. If a decision is made not to participate in a specific business endeavor, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement were reached for the participation in a specific business, the failure to consummate that transaction might result in the loss to the Company of the related costs incurred.

At present, the Company does not own any property. The Company maintains its business address at a minimal cost. Administrative services, including the use of fixtures, furniture and equipment, and the use of employees to provide secretarial and bookkeeping services, are provided to the Company at no cost by the Company's current officers and directors.

During the period between the fourth quarter of the fiscal year ended December 31, 1998 and the present, the Company was not party to any litigation. To the knowledge of management, no litigation is currently threatened.

The Increase in Authorized Common Stock

The Company's Board of Directors approved a proposal on October 12, 1999 authorizing an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock from 5,000,000 shares to 100,000,000 shares.


Reasons for the Increase in Authorized Common Stock

The Board of Directors authorized the increase in authorized Common Stock in connection with the Company's on-going efforts to seek and acquire a business which might warrant the Company's involvement. The Company anticipates that it will require issuance of additional Common Stock to complete a suitable acquisition if and when it is able to do so.


Further Stockholder Approval Not Required

The Increase in Authorized Common Stock has been approved by the written consent of the Company's majority stockholders, dated October 12, 1999. Such consent from holders of a majority of the Company's issued and outstanding shares is sufficient to approve the Increase in Authorized Common Stock under the Delaware General Corporation Law. No other vote or consent of any other stockholders, including the vote or consent of a majority of the unaffiliated stockholders is required or will be sought in connection with the Increase in Authorized Common Stock. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, the affirmative vote of a majority of the issued and outstanding shares voting by written consent constitutes the act of the stockholders. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR
A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.


Further Stockholder Approval Not Required

The Increase in Authorized Common Stock has been approved by the written consent of a majority of the stockholders. Such consent is sufficient to approve the Increase in Authorized Common Stock under the Delaware General Corporation Law and the Company's Certificate of Incorporation. No other vote or consent of stockholders is required or will be sought in connection with the Increase in Authorized Common Stock. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, the affirmative vote of a majority of the issued and outstanding shares voting by written consent constitute the act of stockholders. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

No Exchange of Stock Certificates

If the Increase in Authorized Common Stock is effected, all stock certificates representing shares of the Company's Common Stock will continue to represent the same number of shares of Common Stock. Stockholders should NOT send their certificates to the Company in connection with the Increase in Authorized Common Stock.

Each stockholder of record who holds shares of Common Stock will continue to hold such shares represented by their existing stock certificates.

PLEASE NOTE THAT ALL EXISTING STOCK CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT IN CONNECTION WITH THE
INCREASE IN AUTHORIZED COMMON STOCK.


Postponement or Abandonment

The Company's Board of Directors may, but is not likely to, postpone, revise or abandon the Increase in Authorized Common Stock at any time prior to its consummation, for any reason, including, without limitation, in the Directors' sole judgment.


Effective Time

Subject to the ability of the Board of Directors to postpone or abandon the Increase in Authorized Common Stock, the Increase in Authorized Common Stock will be effected by filing an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State and will be effective upon such filing. The form of the proposed amendment to the Company's Certificate of Incorporation is set forth as Exhibit "A" to this Information Statement. The Company intends to file the amendment to its Certificate of Incorporation on or about October 28, 1999 and it is anticipated that the amendment shall become effective on or about November 15, 1999, the "Effective Date".


Lack of Income Tax Consequences

The Increase in Authorized Common Stock will not have any income tax consequence to the Company or its stockholders.

          EFFECTS OF INCREASE IN AUTHORIZED COMMON STOCK
                          ON THE COMPANY


Changes to Authorized Capital Stock; Terms of Common Stock
Unchanged

When the Increase in Authorized Common Stock is effected, the number of authorized shares of the Company's Common Stock will be increased from 5,000,000 shares, $0.001 par value to 100,000,000 shares, $0.001 par value. Apart from such changes, the terms of the Company's Common Stock will remain the same.


No Changes in Proportionate Stock Ownership and Share Values

Stockholders who remain stockholders of the Company after the Increase in Authorized Common Stock will experience no change in their percentage stock ownership in the Company as a result of the increase in authorized Common Stock.


Possible Extraordinary Transactions

Other than as described in this Information Statement with respect to the Company's efforts to locate and acquire a viable business enterprise, the Company has no current plan to effect any extraordinary corporate transaction, such as reorganization, liquidation, change in its present Board of Directors or management, or change in no dividend policy. The Company also has no current plans to engage in any public offering of shares of common stock or other securities. There is no assurance, however, that the Company will not form an intention to engage in any of the foregoing transactions in the near future, or that it will be able to negotiate any or all of the contemplated transactions on terms favorable to the Company.


                     THE COMPANY - BACKGROUND


Market For Company's Common Equity and Related Stockholder Matters

The Company's Common Stock commenced trading in the over-the-counter market during 1987. The last quotation for the Company's Common Stock, which management is aware of, appeared on Nasdaq on October 7, 1991. The Company is currently unaware of any trading market for its Common Stock. The following table sets for the range of high and low bid quotations for the Company's Common Stock forth the period indicated as reported by Nasdaq during the two years prior to October 7, 1991. The below quotations represent prices between dealers and do not include retail mark-up, mark-down or commission. The quotations do not necessarily represent actual transactions.


     Fiscal Period                      High Bid       Low Bid
     1989:
     First Quarter..................... $ 3.25         $ 2.00
     Second Quarter....................   3.75           1.875
     Third Quarter.....................   2.125          1.625
     Fourth Quarter....................   2.00           1.25

     1990:
     First Quarter..................... $ 1.875        $ 1.125
     Second Quarter....................   1.875          0.8125
     Third Quarter.....................   0.875          0.3125
     Fourth Quarter....................   0.375          0.025

     1991:
     First Quarter..................... $ 0.625        $ 0.25
     Second Quarter....................   0.6875         0.50
     Third Quarter.....................   0.5625         0.34375
     Fourth Quarter
         (through October 7, 1991).....   0.0625         0.03125



To the best of the Company's knowledge the last available quotations for its Common stock appeared in the Nasdaq System on October 7, 1991. High and low bid prices were 1/16 and 1/32 respectively, on that date.

As of October 13, 1999, there were approximately 251 record holders of the Company's outstanding Common Stock. Since additional shares of the Company's Common Stock are held for stockholders at brokerage firms and/or clearing houses, the Company was unable to determine the precise number of beneficial owners of its Common Stock as of October 13, 1999.

The Company has never declared or paid cash dividends on its capital stock and the Company's Board of Directors intends to continue that policy for the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business. Future dividend policy will depend upon the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors and will be subject to limitations imposed under Delaware law.

During 1998, the Company commenced preparation of all past due Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, which it was required to file under the 1934 Act. Prior to 1992, the last Annual Report filed by the Company with the Commission was an amended Annual Report for the fiscal year ended December 31,

1990. The December 31, 1990 Amended Annual Report was filed with the Commission on or about August 15, 1991. Prior to 1998, the last Quarterly Report on Form 10-QSB filed by the Company with the Commission was a Quarterly Report for the period ended September 30, 1991. The September 30, 1991 Quarterly Report was filed with the Commission on or about December 9, 1991. In order to render itself current with its reporting obligations under the 1934 Act, the Company has prepared and filed with the Commission Annual Reports on Form 10-KSB for the years ended December 31, 1991, 1992, 1993, 1994, 1995, 1996, 1997 and 1998, and Quarterly Reports on
Form 10-QSB for the quarterly periods ended March 31, June 30, and September 30, 1992, 1993, 1994, 1995, 1996 and 1997. The Company
has completed and filed with the Commission audited financial statements prepared in accordance with general accepted accounting principles for the fiscal periods ended December 31, 1993, 1994, 1995, 1996, 1997 and 1998.

In 1991, the Company sold its only operating assets realizing a loss of approximately $1,655,000. The Company has not engaged in any business activities since and has written off all material assets which it had on its books at December 31, 1991. At December 31, 1998, the only asset which the Company possessed was approximately $28,145 after expenses which was paid in cash by the Buyers in exchange for the issuance of 3,100,000 new shares of Common Stock. The Company is utilizing the funds received from the Buyers to bring the Company current in its reporting obligation under the 1934 Act and to pay certain obligations of the Company, including certain past due and current accounting and legal fees, stock transfer fees, franchise taxes, state and federal taxes, and other expenses, to operate and maintain the Company, to continue to fulfill the Company's reporting obligations, and to attempt to seek out a suitable business opportunity. As a result of the Company's limited assets and the potential for other presently unforeseeable obstacles, there can be no assurance that the Company will be successful in this effort.


Financial Condition

At December 31, 1998, the Company had current assets and total assets of $28,145 as compared to current assets and total assets of $34,000 at December 31, 1997; no liabilities, as compared to total liabilities of $3,000 at December 31, 1997 and a net worth of $28,145, as compared to a net worth of $31,000 at December 31, 1997. The decrease in net worth was the result of accounts payable generated by the Registrant's effort in connection with bringing the Company current in its periodic filings.


Liquidity

Since the Company's operating expenses, in management's opinion, will be minimal during the Company's 1999 fiscal year and until the Company is able to engage in meaningful operations, the Company does not now anticipate a significant liquidity deficiency. It is anticipated that the Company's current management and others will fund the Company's operations, if required, by loans and/or further contributions of capital. The Company has no present commitment that is likely to result in its liquidity increasing or decreasing in any material way. In addition, the Company knows of no trend, additional demand, event or uncertainty that will result in, or that are reasonably likely to result in, the Company's liquidity increasing or decreasing in any material way.


Capital Resources

The Company has no material commitments for capital expenditures.
The Company knows of no material trends, favorable or unfavorable, in the Registrant's capital resources. The Company has no outstanding credit lines or credit commitments in place and has no current need for financial credit.


Results of Operations

The Company has not engaged in any business operations since 1991. The Company had no revenues for the fiscal year ended December 31, 1998.

The Registrant knows of no trends or uncertainties that had, or that the Company reasonably expects will have, a materially favorable or unfavorable impact on revenues or income from operations. Other than expenses incurred in the preparation and filing of its delinquent and current reports on Forms 10-KSB and Forms 10-QSB, the Registrant knows of no events that will cause a material change in the relationship between its costs and revenues. The Company's income has been unaffected by inflation.


Going Concern Uncertainty

As of December 31, 1998, the Company effectively had no operations and was seeking a merger or acquisition partner for future operations. As of December 31, 1998 and 1997, the Company had no material assets. These factors raise substantial doubt as to the Company's ability to continue as a going concern unless management can acquire a profitable operation and develop the necessary cash flow to meet financial obligations as they become due. Presently, management is attempting to fulfill these objectives by bringing the Company into compliance with the filing requirements of the Securities and Exchange Commission.

Absence of Firm Offers for Acquisition Transactions

Since January 1, 1998, the Company has not received any firm offers made by any unaffiliated persons for the merger or consolidation of the Company with or into such person or of such person with the Company.

                    COMMON STOCK OWNERSHIP OF
               MAJORITY SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of the date of this Information Statement, certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the Company's outstanding Common Stock, (ii) all directors of the Company and (iii) all directors and officers of the Company as a group:


                                Shares
Name and Address                Beneficially         Percent of
of Beneficial Owner             Owned (1)                Class

David A. Carter                    750,000              15.8%
21218 St. Andrews Blvd.
Suite 642
Boca Raton, Florida 33431

Bert L. Gusrae                     750,000              15.8%
21218 St. Andrews Blvd.
Suite 642
Boca Raton, Florida 33431

Alicia M. LaSala                   750,000              15.8%
6674 Serena Lane
Boca Raton, Florida 33433

MIV, Inc.(2)(3)                    550,000              11.6%
600 Sandtree Drive
Suite 206-A
Palm Beach Gardens, FL 33403

Austral Financial
Services, Inc.(2)(3)               400,310               8.4%
600 Sandtree Drive
Suite 206-A
Palm Beach Gardens, FL 33403

Leonard Marshall                   300,000               6.3%
21756 Marigot Drive
Boca Raton, Florida 33436


Contd..


                                Shares
Name and Address                Beneficially         Percent of
of Beneficial Owner             Owned (1)                Class

Eugene M. Kennedy                  300,000               6.3%
517 S.W. 1st Avenue
Ft. Lauderdale, FL 33301

All Directors and Executive
 Officers as a Group
 (3 persons)                     3,200,310              64.5%

-------------------------------/


(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2) Carole A. Little is the beneficial owner of 100% of the issued and outstanding securities of MIV, Inc. The Registrant's President and director, John P. Little claims beneficial
     ownership of all of MIV, Inc.'s Common Stock.   The MIV, Inc.
     Tele-Optic shares should be deemed controlled by and attributed to Mr. Little. The Registrant's President and director, John P. Little, is the beneficial owner of 100% of the issued and outstanding securities of Austral Financial Services, Inc. The Austral Financial Services, Inc. Tele-Optic shares should be deemed controlled by, and attributed to, Mr. Little. Mr. Little should be deemed to be in control of 19% of the Registrant's voting stock.

(3)  Carole A. Little and John P. Little are husband and wife.
______________________


Certain Relationships and Related Transactions

On December 10, 1991, the Company entered into an acquisition agreement with Malcolm R. Roy and Fantasia Homes, Inc. to acquire all of the issued and outstanding common stock of Fantasia Homes, Inc. from Mr. Roy, its President and sole shareholder. Fantasia Homes, Inc. had a wholly owned subsidiary, Casa Del Rey Ventures, II, Inc. which was in the business of selling single family residential properties that it owns in Palm Beach County, Florida. In exchange for the stock of Fantasia Homes, Inc., the Company issued 3,162,912 shares of its common stock to Mr. Roy, constituting 65.85% of the Company's issued and outstanding common stock. The transaction was approved by the Company's Board of

Directors in accordance with Delaware law and Mr. Roy, John Little and Alex Brunner were elected as Directors of the Company. Mr. Roy was also elected as an officer of the Company.

On December 9, 1991, Mr. Roy obtained an assignment of Stock Purchase Agreement between Austral Financial Services, Inc. and H. Bradley Ganther for the right to acquire 203,219 shares of the Company's common stock and closed the sale on the same date. Mr. Roy also obtained an option to acquire 239,619 shares of the Company's common stock from James E. Davis and Marjorie Davis at various exercise prices over a twenty-four (24) month period beginning on December 9, 1991. During the period of the option, Mr. Roy had the right to vote the shares owned by Mr. and Mrs. Davis pursuant to a voting trust agreement. The option was not exercised prior to expiration.

On May 22, 1992, the Company rescinded the transaction, which included the Acquisition Agreement with Malcolm R. Roy and Fantasia Homes, Inc. which the Company had entered into on December 10, 1991. The recission of the transaction was approved by the Company's Board of Directors in accordance with Delaware law. In addition, on May 22, 1992, Malcolm Roy and Alex Brunner resigned from the Company's Board of Directors and Mr. Roy also resigned as President. John P. Little assumed the position of President of the Company and remained as a Director. The Board of Directors agreed to hold harmless Malcolm Roy for any acts performed by him in good faith as an officer and director of the Company.

The Board of Directors unanimously approved recission of the Plan for Liquidation and Dissolution adopted by the Directors and Shareholders of the Company on August 29, 1991, and approved placing ratification of the recission on the agenda for the annual meeting of shareholders for the year 1992. The Board of Directors unanimously approved the Company seeking a merger or acquisition partner in an effort to enhance shareholder value.

On November 21, 1997, (the "Closing Date"), new investors, including the Company's current management (the "Buyers"), completed the purchase of an aggregate of 3,100,000 shares of the Company's Common Stock (the "Purchased Shares"), representing approximately sixty-two (62%) percent of the Company's issued and outstanding Common Stock as of the Closing Date. The Purchased Shares were acquired from the authorized but previously unissued shares of the Company's Common Stock. As part of the aggregate purchase price for the Purchased Shares, the Buyers agreed to pay certain obligations of the Company, including certain past due and current accounting and legal fees, stock transfer agent fees, franchise taxes, state and federal taxes, and other expenses incurred or to be incurred in connection with bringing the Company current with respect to reporting obligations under the 1934 Act. As a result, the Company has filed certain disclosure documents with the Commission, including Annual Reports on Form 10-KSB for the years ended December 31, 1991, 1992, 1993, 1994, 1995, 1996 and
1997, and Quarterly Reports on Form 10-QSB for the three month periods ended March 31, June 30, and September 30, 1992, 1993, 1994, 1995, 1996, 1997 and 1998. Simultaneously with the acquisition of the Purchased Shares, an additional 300,000 shares of the Company's Common stock was acquired by a member of the law firm which represented the Company in connection with the transaction.

            FINANCIAL INFORMATION; OTHER INFORMATION;
               DOCUMENTS INCORPORATED BY REFERENCE

Pursuant to the Exchange Act, the Company files with the SEC periodic reports and other documents relating to its business and operations, financial condition, and other matters. Financial information is incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999. In connection with the Increase in Authorized Common Stock, the Company has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3. The Schedule 13E-3 and the other filings made by the Company as described above, may be inspected without charge, and copies may be obtained at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or on-line from the Securities & Exchange EDGAR system at: http://www.sec.gov The Schedule 13E-3 and the Annual and Quarterly Reports are also available for inspection and copying during normal business hours at the principal executive offices of the Company at: 21218 St. Andrews Boulevard, Suite 642, Boca Raton, Florida 33433.

                        TELE-OPTICS, INC.




                           EXHIBIT "A"

                   CERTIFICATE OF AMENDMENT OF
                   CERTIFICATE OF INCORPORATION

                   CERTIFICATE OF AMENDMENT TO
                   CERTIFICATE OF INCORPORATION
                                OF
                        TELE-OPTICS, INC.

     Tele-Optics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

     DOES HEREBY CERTIFY:

First:    That the Board of Directors of Tele-Optics, Inc.
          adopted a Resolution proposed and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Tele-Optics, Inc. be amended by changing the FOURTH Article thereof so that, as amended, said FOURTH Article shall be and read as follows:

               FOURTH:   The corporation shall be authorized to
                         issue the following shares:

               Class           No. Of Shares            Par Value
               -----           -------------            ---------

               COMMON           100,000,000              $0.001


Second: That in lieu of a Meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228. of the General Corporation Law of the State of Delaware.

Third: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242. and 228. of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Tele-Optics, Inc. has caused this
Certificate of Amendment to be signed by Mr. David A. Carter, its Secretary this _____ day of ___________, 1999.


                                   TELE-OPTICS, INC.



                                   BY:_________________________
                                     David A. Carter, Secretary